Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

American Tower Corporation Announces Intention to Enter into New Credit Facility

Boston, Massachusetts – June 13, 2013 – American Tower Corporation (NYSE: AMT) announced that it intends to seek to raise approximately $1.0 billion in a new unsecured revolving credit facility with a five-year maturity, which will, among other things, replace its existing $1.0 billion unsecured credit facility entered into in April 2011.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates approximately 56,000 communications sites in the United States, Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our expectation for (i) the entering into a new credit facility, (ii) the amount to be raised in a new credit facility and (iii) the replacement of the existing credit facility. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-Q for the quarter ended March 31, 2013 under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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